                                UNITED MEDICORP, INC.
                            1998 KEY MANAGEMENT BONUS PLAN

The FY 1998 Bonus Plan (the "Plan") is designed to motivate key managers to achieve certain financial goals and individual goals which are related to UMC's Annual Operating Plan ("AOP"). The Plan is available to only those employees who have been notified in writing of their inclusion in the Plan. Only those participants actively employed with United Medicorp or its subsidiaries, hereinafter collectively referred to as "UMC," on the date upon which bonuses are paid will be eligible to receive a bonus. If a participant's employment with UMC is terminated for any reason, including but not limited to voluntary resignation or termination with or without cause, prior to the date on which the individual bonuses are paid, the participant is not eligible to receive a bonus and has no vested rights in any benefits under this Plan.

Neither the Plan nor any action taken pursuant to the provisions of the Plan shall be construed as a contract of employment between an employee and UMC, or as a right of any employee to be continued in the employ of UMC, or as a limitation of the right of UMC to discharge any employee at any time, with or without cause, or as a limitation of the right of any employee to terminate employment at any time.

Bonuses will be paid within five business days after the completion of the 1998 financial statement audit. In the event of insufficient cash, bonuses will be paid on a basis to be determined by the CEO. At no time will unpaid bonuses accrue interest.

Individual bonuses are determined by a formula based upon UMC financial performance. The formula is as follows:

                    Individual Salary for the year ended December 31, 1998
          X         TARGET BONUS PERCENTAGE
          =         Target Bonus
          X         UMC Multiplier
          X         INDIVIDUAL GOAL MULTIPLIER
          =         Individual Bonus

TARGET BONUS PERCENTAGE

The Target Bonus Percentage for each Plan participant is 25% as stated on the participant's Individual Bonus Goals form (see Exhibit A). This percentage, when multiplied by the individual's base salary for the fiscal year, represents the target bonus that the participant may achieve. Any modifications to the Target Bonus Percentage during the year must be approved by the CEO.

MAXIMUM BONUS PERCENTAGE

Under no circumstances will the bonus paid to a given manager exceed 37.5% of total base salary paid for the year ended December 31, 1998.


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                                UNITED MEDICORP, INC.
                            1998 KEY MANAGEMENT BONUS PLAN


UMC MULTIPLIER

The purpose of the UMC Multiplier is to adjust or eliminate bonus payments. If certain minimum consolidated UMC financial goals are not achieved. The FY98 financial goals are measured at the UMC consolidated level and are referred to as the Base Financial Plan ("BFP"). BFP revenue for FY98 is $5,000,000. BFP pre-tax income for FY98 is $300,000. If actual revenue is less than 80% of the BFP, then 0% is assigned to the revenue component. If actual pre-tax income is less than 80%, then 0% is assigned to the pre-tax income component. If actual revenue and pre-tax income performance is 100% or greater of BFP, then 100% or that percentage greater than 100% is assigned to the revenue and pre-tax component of the UMC Multiplier. Performance between 80% and 100% of the BFP revenue and pre-tax income is prorated. The two components of the UMC Multiplier are then totaled and divided by two to arrive at the UMC multiplier as shown in the example below:

                                   Actual    Target     Target      UMC
                                   Results   Range     Achieved  Multiplier
                                   -------   ------    --------  ----------
(1)  Revenue v. BFP                96%         80%-100%     80.0%     80.0%

(2)  Pre-tax income v. BFP         106%        800-100%    106.0%    106.0%
                                                                      -----
     TOTAL                                                           186.0%

     Divided By:                                                       2
                                                                      -----
UMC Multiplier                                                        93.0%
                                                                      -----
                                                                      -----

INDIVIDUAL GOAL MULTIPLIER

The Individual Goal Multiplier is determined by the individual's accomplishment of predefined goals during the year. Each goal has a percentage assigned to it such that the total of all goals equals 100%. Goals will be quantifiable and measurable, and focus on results rather than processes and should not be oriented towards spending money.

Individual goals may be changed once in July, 1998 based on changed priorities or promotion, subject to WRITTEN CEO approval. In addition, a minimum of 30% of each participant's individual goals must be "discretionary" by his/her supervisor and the CEO.


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                                UNITED MEDICORP, INC.
                            1998 KEY MANAGEMENT BONUS PLAN


BONUS CALCULATION EXAMPLE

Assume the following:
         Employee:                       Mr. Bill
         Salary:                         $50,000
         Target Bonus Percentage:        25.0%
         Individual Goal Multiplier:     90% (see Exhibit A)
         Financial Performance:          Below

                           UMC
                    ----------------
                    BFP       Actual
(000's)             FY98       FY98
                    ------    ------
Revenue             $5,000    $4,800
Pre-tax income      $  300    $  318

The UMC Multiplier is 93.0% calculated as follows:

                              Actual     Target     Target     UMC
                              Results    Range     Achieved  Multiplier
                              -------    ------    --------  ----------
(1)  Revenue v. BFP            96%      80%-100%     80.0%     80.0%

(2)  Pre-tax income v. BFP    106%      80%-100%    106.0%    106.0%
                                                              ------
     TOTAL                                                    186.0%

     Divided By:                                                2
                                                              ------
UMC Multiplier                                                 93.0%
                                                              ------
                                                              ------


Therefore; Mr. Bill's FY98 bonus is $10,463 calculated as follows:

     Salary:                           $    50,000
     Target Bonus Percentage:          X     25.0%
                                       ----------
     Target Eligible Bonus:            $    12,500
     UMC Multiplier                    X     93.0%
     Individual Goal Multiplier        X     90.0%
                                       ----------
           FY98 Bonus                  $    10,463 or 20.9%
                                       --------------------

                                UNITED MEDICORP, INC.
                            1998 KEY MANAGEMENT BONUS PLAN

DISCRETIONARY BONUS

In addition to the Key Management Bonus Plan participants, discretionary bonuses may be awarded to employees not participating in the Plan for truly outstanding performance. Discretionary bonuses are limited to the lesser of (1) $5,000 per person or (2) 10% of the employee's salary paid for the year ended December 31, 1998.

Participants in the Key Management Bonus Plan are encouraged to propose any of their direct reports for a discretionary bonus. Written goals and objectives must be established and approved by the CEO prior to January 15, 1998, for any employee for whom a discretionary bonus is proposed.

SUBJECTIVE BONDS

In the event that actual 1998 revenue and pre-tax income do not meet the minimum target thresholds of 80% for both components of the UMC Multiplier, the determination of computing bonuses, if any, will be at the discretion of the UMC board of directors.








APPROVED:


/s/ Peter W. Seaman                1/13/98
-----------------------------      ----------------
Peter W. Seaman                    Date
Chairman and Chief Executive Officer


Exhibits:

(A)  Sample Individual Bonus Goals Standard Form



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